UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ispire Technology Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 24, 2025. On April 28, 2025, the record date for the Annual Meeting, there were 57,136,455 shares of the Company’s common stock issued and outstanding with each such share being entitled to one vote.

A total of 49,588,338 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected each of Tuanfang Liu, Jiangyan Zhu, Christopher Robert Burch, Brent Cox, and John Fargis, each to serve for a one-year term until the conclusion of the 2026 Annual Meeting of Stockholders or until their successors is duly elected and qualified.

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Tuanfang Liu	39,613,578	503,255	2,654	9,468,851
Jiangyan Zhu	39,168,159	951,328	0	9,468,851
Christopher Robert Burch	39,961,889	157,598	0	9,468,851
Brent Cox	40,012,218	107,124	145	9,468,851
John Fargis	39,778,673	340,654	160	9,468,851

Proposal 2: Proposal to Ratify the Appointment by the Audit Committee of the Company’s Board of Directors of Marcum Asia LLP (“Marcum Asia”) as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2025

The stockholders ratified the appointment of Marcum Asia as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,580,681	7,657	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: June 26, 2025

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